                                                                                                      Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Marvel Entertainment, Inc. (the “Company”) for the fiscal quarter ended September 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Isaac Perlmutter and Kenneth P. West, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Isaac Perlmutter
Isaac Perlmutter
Chief Executive Officer
November 7, 2007

/s/ Kenneth P. West
Kenneth P. West
Chief Financial Officer
November 7, 2007

A signed original of this written statement required by Section 906 has been provided to Marvel Entertainment, Inc. and will be retained by Marvel Entertainment, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.